Exhibit 99.1

BED BATH & BEYOND INC. REPORTS NET EARNINGS INCREASE OF 25.5% IN FISCAL FOURTH QUARTER, 26.4% FOR FISCAL YEAR

•                  Net earnings per share $.59 for quarter, $1.65 for year

•                  13th Consecutive Year of Record Earnings Since 1992 IPO

•                  Quarterly Net Sales Increase by 13.1%, Comparable Quarterly Store Sales by 5.1%

UNION, New Jersey, April 6, 2005 --- Bed Bath & Beyond Inc. today reported net earnings of $181.0 million ($.59 per share) in the fiscal fourth quarter of 2004 ended February 26, 2005, an increase of approximately 25.5% from the $144.2 million ($.47 per share) earned in the fiscal fourth quarter of 2003.  Net sales for the fiscal fourth quarter of 2004 were approximately $1.5 billion, an increase of approximately 13.1% from the fiscal fourth quarter of 2003.  Comparable store sales for the fiscal fourth quarter of 2004 increased by approximately 5.1%, on top of an increase of approximately 8.1% in last year’s fiscal fourth quarter.

Net earnings for fiscal 2004 totaled $505.0 million ($1.65 per share), exceeding fiscal 2003 net earnings of $399.5 million ($1.31 per share) by approximately 26.4%.  Fiscal 2004 was the 13th consecutive year of record earnings since the Company’s 1992 IPO.  Net sales for fiscal 2004 were approximately $5.1 billion, an increase of approximately 15.0% from the prior fiscal year.  Comparable store sales for fiscal 2004 increased by approximately 4.5% on top of an increase of approximately 6.3% in fiscal 2003.

As previously announced, during the fiscal fourth quarter of 2004, the Company completed its $350 million share repurchase program, announced on December 15, 2004.  The number of shares repurchased under this program was approximately 8.8 million.

The accompanying consolidated financial information includes the accounts of Christmas Tree Shops, Inc. since June 19, 2003 (date of acquisition) and those of Harmon Stores, Inc. (acquired in 2002).

As of February 26, 2005, the Company operated a total of 721 stores including 660 Bed Bath & Beyond stores (20 of which were opened during the fiscal fourth quarter) in 44 states and Puerto Rico.  In addition, as of that date, Christmas Tree Shops, Inc. operated 26 stores in 7 states, and Harmon Stores, Inc. operated 35 stores in 3 states (3 of which were opened during the fiscal fourth quarter).  Consolidated store space as of February 26, 2005 was approximately 22.9 million square feet.

Since the beginning of the current fiscal year on February 27, 2005, 3 new Bed Bath & Beyond stores have been opened, bringing the total number of Bed Bath & Beyond stores now in operation to 663 in 44 states and Puerto Rico.

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Bed Bath & Beyond Inc. is a nationwide chain of retail stores.  The Company’s Bed Bath & Beyond stores sell better quality domestics merchandise and home furnishings.  The Company’s Christmas Tree Shops and Harmon Stores sell giftware and household items and health and beauty care items, respectively.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard & Poor’s 500 Index and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, assume, continue, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control.  Such factors include, without limitation: general economic conditions, changes in the retailing environment and consumer spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the ability to find suitable locations at reasonable occupancy costs to support the Company’s expansion program; and the cost of labor, merchandise and other costs and expenses.  The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACTS (at 908/688-0888):

Ronald Curwin	Kenneth C. Frankel	Paula J. Marbach
Chief Financial Officer	Director of Financial	Investor Relations
and Treasurer	Planning	Ext. 4552
Ext. 4550	Ext. 4554	Fax: 908-810-8813

(Tables Follow)

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended

	February 26, 2005	February 28, 2004	February 26, 2005	February 28, 2004
	(unaudited)	(unaudited)	(unaudited)

Net sales	$1,467,646	$1,297,928	$5,147,678	$4,477,981

Cost of sales	817,100	734,576	2,961,377	2,601,317

Gross profit	650,546	563,352	2,186,301	1,876,664

Selling, general and administrative expenses	366,925	331,785	1,393,887	1,237,321

Operating profit	283,621	231,567	792,414	639,343

Interest income	7,110	2,983	18,773	10,202

Earnings before provision for income taxes	290,731	234,550	811,187	649,545

Provision for income taxes	109,751	90,302	306,223	250,075

Net earnings	$180,980	$144,248	$504,964	$399,470

Net earnings per share - Basic	$0.60	$0.48	$1.68	$1.35
Net earnings per share - Diluted	$0.59	$0.47	$1.65	$1.31

Weighted average shares outstanding - Basic	300,366	299,363	300,743	296,854
Weighted average shares outstanding - Diluted	305,931	306,394	306,642	304,690

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	February 26, 2005	February 28, 2004 (1)
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$222,108	$294,500
Short term investment securities	629,339	572,095
Merchandise inventories	1,152,028	1,012,334
Other current assets	93,527	90,357

Total current assets	2,097,002	1,969,286

Long term investment securities	324,209	210,788
Property and equipment, net	609,631	516,164
Goodwill	147,559	147,269
Other assets	21,578	21,516

	$3,199,979	$2,865,023

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$450,525	$398,650
Accrued expenses and other current liabilities	254,643	273,851
Merchandise credit and gift card liabilities	87,061	63,188
Income taxes payable	81,364	33,845

Total current liabilities	873,593	769,534

Deferred rent and other liabilities	122,624	104,669

Total liabilities	996,217	874,203

Total shareholders’ equity	2,203,762	1,990,820

	$3,199,979	$2,865,023

(1)	Reflects the classification of investments in auction rate securities as investments rather than as cash and cash equivalents to conform with current presentation.

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended

	February 26, 2005	February 28, 2004 (1)
	(unaudited)
Cash Flows from Operating Activities:

Net earnings	$504,964	$399,470
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	97,491	84,645
Amortization of bond premium	1,657	1,185
Tax benefit from exercise of stock options	27,049	64,832
Deferred income taxes	4,056	(3,061)
(Increase) decrease in assets, net of effect of acquisition:
Merchandise inventories	(139,694)	(27,058)
Other current assets	(7,350)	(2,055)
Other assets	(145)	5,466
Increase (decrease) in liabilities, net of effect of acquisition:
Accounts payable	51,875	19,341
Accrued expenses and other current liabilities	(12,733)	17,622
Merchandise credit and gift card liabilities	23,873	19,006
Income taxes payable	47,519	(37,993)
Deferred rent and other liabilities	17,827	7,042

Net cash provided by operating activities	616,389	548,442

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(484,793)	(325,663)
Redemption of held-to-maturity investment securities	122,349	357,020
Purchase of available-for-sale investment securities	(2,414,778)	(1,997,804)
Redemption of available-for-sale investment securities	2,604,900	1,567,700
Payment for acquisition, net of cash acquired	—	(175,487)
Capital expenditures	(190,721)	(112,999)

Net cash used in investing activities	(363,043)	(687,233)

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	31,080	74,597
Repurchase of common stock, including fees	(350,151)	—
Payment of deferred purchase price for acquisition	(6,667)	—
Prepayment of acquired debt	—	(21,215)

Net cash (used in) provided by financing activities	(325,738)	53,382

Net decrease in cash and cash equivalents	(72,392)	(85,409)

Cash and cash equivalents:
Beginning of period	294,500	379,909
End of period	$222,108	$294,500

(1)	Reflects the classification of investments in auction rate securities as investments rather than as cash and cash equivalents to conform with current presentation.